UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 24, 2014, Kinder Morgan, Inc. (“KMI”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters, pursuant to which KMI agreed to sell to the underwriters $500,000,000 aggregate principal amount of its 2.000% Senior Notes due 2017 (the “2017 Notes”), $1,500,000,000 aggregate principal amount of its 3.050% Senior Notes due 2019 (the “2019 Notes”), $1,500,000,000 aggregate principal amount of its 4.300% Senior Notes due 2025 (the “2025 Notes”), $750,000,000 aggregate principal amount of its 5.300% Senior Notes due 2034 (the “2034 Notes”) and $1,750,000,000 aggregate principal amount of its 5.550% Senior Notes due 2045 (the “2045 Notes” and, together with the 2017 Notes, the 2019 Notes, the 2025 Notes and the 2034 Notes, the “Notes”) and to cause the Notes to be guaranteed pursuant to a Cross Guarantee Agreement described below. The Underwriting Agreement contains customary representations and warranties by KMI. The Underwriting Agreement also contains customary indemnification and contribution provisions whereby KMI and the underwriters have agreed to indemnify each other against certain liabilities. The Notes were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to a shelf registration statement on Form S-3 (File No. 333-200421).

The Notes were issued pursuant to an Indenture, dated as of March 1, 2012, between KMI and U.S. Bank National Association, as trustee. The 2017 Notes will mature on December 1, 2017, the 2019 Notes will mature on December 1, 2019, the 2025 Notes will mature on June 1, 2025, the 2034 Notes will mature on December 1, 2034 and the 2045 Notes will mature on June 1, 2045.  Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 each year.  Interest will accrue from November 26, 2014, and the first interest payment date will be June 1, 2015 for each series of Notes. KMI may redeem all or a part of the Notes at any time at the applicable redemption price.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of KMI under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with KMI and its affiliates and provided financial advisory services for KMI and its affiliates in the ordinary course of their business, and may do so in the future. Affiliates of several of the underwriters are lenders and agents under the credit agreement, dated as of May 6, 2014, by and among KMI, a syndicate of lenders and Barclays Bank PLC (“Barclays Bank”), as administrative agent (the “KMI Credit Agreement”) and the credit agreement, dated as of May 1, 2013, by and among Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Operating L.P. “B”, a syndicate of lenders and Wells Fargo Bank, National Association, as administrative agent (the “KMP Credit Agreement”), each of which was terminated on November 26, 2014 . Additionally, on September 19, 2014, KMI entered into a revolving credit agreement with a syndicate of lenders, including certain affiliates of the underwriters, which revolving credit agreement became effective on November 26, 2014. Barclays Capital Inc. also acted as KMI’s financial advisor in connection with the previously announced acquisition by KMI of KMP, Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”). Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

Cross Guarantee Agreement

KMI and substantially all of its wholly owned subsidiaries, which are each referred to as a “Guarantor,” entered into a Cross Guarantee Agreement, dated as of November 26, 2014 (the “Cross Guarantee Agreement”) whereby each Guarantor jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the obligations subject to the agreement, which are referred to as the “Guaranteed Obligations.”  The Guaranteed Obligations are set forth on a schedule to the agreement, which will be amended from time to time in accordance with the terms of the agreement. The foregoing description of the Cross Guarantee Agreement does not purport to be complete and is qualified in its entirety by reference to the Cross Guarantee Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

1.1                               Underwriting Agreement, dated November 24, 2014, by and among Kinder Morgan, Inc. and the underwriters party thereto.

10.1                        Cross Guarantee Agreement, dated November 26, 2014, among the Guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:	/s/ David R. DeVeau
Name: David R. DeVeau
Title: Vice President

Date: December 1, 2014

EXHIBIT INDEX

1.1                               Underwriting Agreement, dated November 24, 2014, by and among Kinder Morgan, Inc. and the underwriters party thereto.

10.1                        Cross Guarantee Agreement, dated November 26, 2014, among the Guarantors party thereto.